UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 8, 2010

Date of Report (Date of earliest event reported)

M&F BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-27307	56-1980549
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2634 Durham-Chapel Hill Boulevard Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 683-1521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Item 5.07	Submission of Matters to a Vote of Security Holders	3

Signatures		4

Explanatory Note:

This Amendment No. 1 to Form 8-K is being filed to correct a typographical error in the number of broker non-votes disclosed in the election of directors on the Form 8-K filed on June 14, 2010.

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 8, 2010, M&F Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Stockholders.  Of the 2,031,377 shares of common stock outstanding as of the record date for the meeting, 1,284,241 shares were present at the meeting in person or by proxy.  The results of the meeting are as follows:

1)	Election of eight directors, each for a term of one year:

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Willie T. Closs, Jr.	925,782	55,673	302,786
Michael L. Lawrence	915,975	65,480	302,786
Joseph M. Sansom	953,325	28,130	302,786
Kim D. Saunders	918,725	62,730	302,786
Aaron L. Spaulding	953,075	28,380	302,786
James H. Speed, Jr.	947,516	33,939	302,786
James A. Stewart	951,450	30,005	302,786
Connie J. White	936,028	45,427	302,786

The eight nominees for election as directors received the greatest number of votes and were elected directors.

2)	Non-binding advisory resolution to approve the compensation of Bancorp’s named executive officers:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
1,239,598	27,041	17,601	1

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

3)	Ratification of the appointment of Grant Thornton, LLP as Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
1,257,941	17,451	8,849	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2010	M&F BANCORP, INC. /s/ Kim D. Saunders Signature Name: Kim D. Saunders Title: President and Chief Executive Officer